                              CONSULTING AGREEMENT

         CONSULTING AGREEMENT made this ____ day of ___________, 199_ between CARNEGIE BANCORP, a New Jersey corporation with its principal office at 619 Alexander Road, Princeton, New Jersey 08540 ("Carnegie") and DAVID W. RING, an individual whose business is 1430 Walnut Street, Philadelphia, Pennsylvania 19102 (the "Consultant").

                                    RECITAL:

         WHEREAS, the parties hereto desire to enter into this Agreement to provide for the retention by Carnegie of the Consultant as a consultant to Carnegie and for certain other matters in connection with such retention as set forth more fully in this Agreement;

         NOW, THEREFORE, the parties hereto, in consideration of the mutual premises and covenants herein contained and intending to be legally bound hereby, agree as follows:

         1. Duties. Carnegie agrees that the Consultant shall be retained by Carnegie commencing on the date (the "Merger Date") of the consummation of the merger between Carnegie and Regent Bancshares Corp. as a consultant to Carnegie. The Consultant agrees to serve as Vice Chairman of Carnegie and to provide consulting services to Carnegie as and when requested by the Chairman of the Board or President and Chief Executive Officer of Carnegie, subject to the reasonable convenience and schedule of the Consultant. Consultant may continue to use his office at Regent Bancshares Corp. while performing his duties during the two-year term of this Agreement.

         2. Term. Subject to paragraphs 4 and 5 hereof, the Consultant's retention hereunder shall be for a term of two years commencing on the Merger Date.

         3. Compensation and Expenses.

                  (a) During the term of this Agreement, the Consultant shall be paid a consulting fee at the rate of $65,000 per year in full payment of the services to be rendered by the Consultant to Carnegie hereunder. The consulting fee shall be paid by Carnegie to the Consultant in quarterly installments of $16,250 or as otherwise agreed by Carnegie and the Consultant.

                  (b) The Consultant is authorized to incur, and Carnegie agrees to reimburse the Consultant for, reasonable and necessary business related expenses incurred by the Consultant in rendering the consulting services provided for herein, upon presentation by the Consultant to Carnegie of itemized accounts of such expenses in accordance with Carnegie's regular policies for reimbursement of employees' business expenses including but not limited to expenses associated with Consultant's membership at the Locust Club.

                  (c) During the two-year term of this Agreement, Carnegie will reimburse Consultant for the cost of Blue Cross/Blue Shield insurance benefits or provide to the Consultant equivalent or better insurance benefits.

         4. Death or Total Disability of the Consultant.




                  (a) In the event of the death of the Consultant during the term of this Agreement, this Agreement shall terminate effective as of the date of the Consultant's death, and Carnegie shall not have any further obligations or liability to the Consultant hereunder except as provided in paragraph 7 hereof and except that Carnegie shall pay to the Consultant any unpaid fees for consulting services rendered prior to the date of the Consultant's death and reimburse the Consultant's estate for any business expenses incurred by the Consultant which had not been reimbursed at the date of the Consultant's death.

                  (b) In the event of the Total Disability (as defined herein) of the Consultant for a period of 90 consecutive days during the term of this Agreement, Carnegie shall have the right to terminate the Consultant's services hereunder by giving the Consultant 10 days' written notice thereof and, upon expiration of such 10-day period, Carnegie shall not have any further obligations or liability to the Consultant hereunder except as provided in paragraph 7 hereof and except that Carnegie shall pay to the Consultant any unpaid fees for consulting services rendered prior to the date of termination and reimburse the Consultant for any business expenses incurred by the Consultant which had not been reimbursed at the date of termination. As used herein, the term "Total Disability" shall mean a mental or physical condition which, in the reasonable opinion of Carnegie, renders the Consultant unable to perform the consulting services.

         5. Termination for Cause. Carnegie shall have the right to terminate the Consultant's services hereunder for Cause (as defined herein) by giving the Consultant 10 days' written notice thereof and, upon expiration of such 10-day period, Carnegie shall not have any further obligations or liability to the Consultant hereunder except as provided in paragraph 7 hereof and except that Carnegie shall pay to the Consultant any unpaid fees for consulting services rendered prior to the date of termination and reimburse the Consultant for any business expenses incurred by the Consultant which had not been reimbursed at the date of termination. As used herein, the term "Cause" shall mean (i) the Consultant's willful and continued failure to perform his duties hereunder, (ii) fraud, misappropriation or other intentional material damage to the property or business of Carnegie or (iii) the Consultant's admission or conviction of, or plea of nolo contendere to, any felony that, in the judgment of the Board of Directors of Carnegie, adversely affects Carnegie's reputation or the Consultant's ability to perform his duties hereunder.

         6. Non-Disclosure.

                  (a) Except as required in the performance of his duties hereunder, the Consultant shall not use or disclose any Confidential Information (as hereinafter defined) or any know-how or experience related thereto without the express written authorization of Carnegie. Upon termination of this Agreement, the Consultant shall leave with Carnegie all documents and other items in his possession which contain Confidential Information. For purposes of this paragraph 6(a), the term "Confidential Information" shall mean all information about Carnegie or relating to any of its services or any phase of its operations not generally known to any of its competitors with which the Consultant becomes acquainted during the term of this Agreement.

                  (b) Carnegie and the Consultant agree that irreparable damage would occur in the event that the provisions of paragraph 6(a) hereof were not performed in accordance with their specific terms or were otherwise breached. Carnegie and the Consultant accordingly agree that Carnegie shall be entitled to an injunction or injunctions to prevent a breach of paragraph 6(a) hereof and to enforce specifically the terms and provisions of paragraph 6(a) hereof in addition to any other remedy to which Carnegie is entitled at law or in equity.

                  (c) The provisions of this paragraph 6 shall survive the termination of this Agreement.

         7. Indemnification. Carnegie shall indemnify the Consultant, to the fullest extent permitted by law, for any and all liabilities to which the Consultant may be subject as a result of, in connection with or arising out of its retention by Carnegie hereunder, as well as the costs and expenses (including attorneys' fees) of any legal action brought or threatened to be brought against the Consultant or Carnegie as a result of, in connection with or arising out of such retention. The Consultant and Ring shall be entitled to the full protection of any insurance policies which Carnegie may elect to maintain generally for the benefit of its directors and officers as the same may be applicable to the Consultant.

         8. Assignment.

                  (a) The rights and obligations of Carnegie under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of Carnegie.

                  (b) This Agreement and the obligations created hereunder may not be assigned by the Consultant.

         9. Miscellaneous.

                  (a) Any amendment to this Agreement, including any extension of the term of this Agreement, shall be made in writing and signed by the parties hereof.

                  (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

                  (c) All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when mailed by certified or registered mail, return receipt requested, addressed as follows:

                  If to the Consultant:

                           David W. Ring
                           1430 Walnut Street
                           Philadelphia, PA 19102

                  If to Carnegie:

                           Carnegie Bancorp
                           619 Alexander Road
                           Princeton, New Jersey 08540
                           Attention:  Thomas L. Gray, Jr., President and
                                       Chief Executive Officer

     Any party may change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

                  (d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements of the parties with respect thereto.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the date first above written.

                                         CARNEGIE BANCORP


                                         By:______________________________
                                            Thomas L. Gray, Jr., President
                                            and Chief Executive Officer


                                         ----------------------------------
                                         David W. Ring